UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2024

VIRACTA THERAPEUTICS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-51531	94-3295878
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2533 S. Coast Hwy. 101, Suite 210
Cardiff, California		92007
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (858) 400-8470

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	VIRX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Financial Officer

On May 11, 2024, the Board of Directors (“Board”) of Viracta Therapeutics, Inc. (the “Company”) appointed Michael Faerm to serve as the Company’s Chief Financial Officer, effective May 13, 2024 (the “effective date”). In connection with Mr. Faerm’s appointment as Chief Financial Officer, Mr. Faerm will also serve as the Company’s principal financial officer and principal accounting officer, and Melody Burcar, the Company’s Senior Vice President of Finance, will no longer serve as the Company’s interim principal financial officer and interim principal accounting officer. Ms. Burcar will continue to serve as the Company’s Senior Vice President of Finance.

Mr. Faerm most recently served in a consulting role as Interim Chief Financial Officer of Harpoon Therapeutics, Inc., a publicly-traded immunotherapy company, from October 2023 to March 2024. From April 2021 to March 2023, Mr. Faerm served as Chief Financial Officer of Artiva Biotherapeutics, Inc., a natural killer (NK) cell-based therapy company. From 2019 to 2021, Mr. Faerm served as a consulting and interim Chief Financial Officer and Chief Business Officer to various biopharmaceutical companies through his consulting firm, MEF Consulting LLC. From 2015 to 2018, Mr. Faerm served as Chief Business Officer of Innoviva, Inc. (formerly Theravance, Inc.), a publicly-traded biopharmaceutical company. Prior to Innoviva, Mr. Faerm served as a senior pharmaceuticals equity research analyst at Wells Fargo Securities and at Credit Suisse. Mr. Faerm holds a M.B.A. from Harvard Business School, a M.S. in civil engineering from Stanford University and a B.S. in civil engineering from Columbia University.

Chief Financial Officer Compensation Arrangements

Also on May 11, 2024, the Compensation Committee of the Board (the “Compensation Committee”) approved, and the Company entered into, an Executive Employment Agreement with Mr. Faerm (the “employment agreement”), to be effective on the effective date. Mr. Faerm’s employment under the employment agreement is at will and may be terminated at any time by the Company or by Mr. Faerm. Pursuant to the employment agreement, Mr. Faerm will receive an annual base salary of $480,000 and a discretionary annual target bonus of up to forty percent (40%) of his annual base salary (the “target bonus”), based on the achievement of performance objectives to be determined by the Board or an authorized committee thereof. Under the employment agreement, for the Company’s 2024 fiscal year, any bonus payable to Mr. Faerm will be prorated for the portion of the year that Mr. Faerm is employed by the Company.

Pursuant to the employment agreement, Mr. Faerm will also receive an option to purchase 500,000 shares of the Company’s common stock (the “initial option”) with an exercise price per share equal to the per share fair market value of the Company’s common stock on the date of grant. The initial option will vest with respect to twenty-five percent (25%) of the total number of shares granted on the first anniversary of the effective date, and with respect to one-forty-eighth (1/48) of the total number of shares granted on the last day of each one-month period of Mr. Faerm’s service to the Company thereafter. Also pursuant to the employment agreement, if, on or before December 31, 2024, the Company completes a financing that extends the Company’s runway through the end of fiscal year 2025, as determined by the Board, Mr. Faerm will receive an additional option to purchase 340,000 shares of the Company’s common stock (the “financing option”). The financing option will have an exercise price per share equal to the per share fair market value of the Company’s common stock on the date of grant and will vest according to the same vesting schedule as the initial option. The initial option and the financing option will each be granted pursuant and subject to the terms and conditions of the Company’s equity incentive plans.

If the Company terminates Mr. Faerm’s employment other than for “cause,” death or “disability,” or Mr. Faerm resigns for “good reason” outside the period beginning three (3) months prior to a “change in control” (as all such terms are defined in the employment agreement) and ending twelve (12) months following a change in control (such period, the “change in control period”), Mr. Faerm will be entitled to: (i) continued payment of his base salary, as in effect immediately prior to his termination date, for a period of twelve (12) months; and (ii) reimbursement by the Company for the cost of continuation of health coverage for Mr. Faerm and his eligible dependents pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), for up to twelve (12) months.

If the Company terminates Mr. Faerm’s employment other than for cause, death or disability, or Mr. Faerm resigns for good reason during the change in control period, Mr. Faerm will be entitled to: (i) a lump sum payment equal to twelve (12) months of his base salary as in effect immediately prior to Mr. Faerm’s termination date; (ii) a lump sum payment equal to one hundred percent (100%) of Mr. Faerm’s target bonus for the year in which such termination occurs; (iii) reimbursement by the Company for the cost of premiums for continued coverage under COBRA for up to twelve (12) months; and (iv) acceleration of the unvested portion of any stock options or other equity awards held by Mr. Faerm immediately prior to termination (with any performance-based vesting assumed at target performance).

If a change in control occurs while Mr. Faerm remains employed by the Company, fifty percent (50%) of the unvested portion of any stock options or other equity awards held by Mr. Faerm that remain outstanding as of immediately prior to such change in control shall immediately vest.

The foregoing severance benefits are conditioned upon Mr. Faerm signing and not revoking a release of claims within 60 days following his employment termination date and his continuing compliance with the terms of a confidentiality and information agreement.

If any of the payments provided for under the employment agreement or otherwise payable to Mr. Faerm would constitute “parachute payments” within the meaning of Section 280G of the Internal Revenue Code and would be subject to the related excise tax under Section 4999 of the Internal Revenue Code, then he will be entitled to receive either full payment of benefits or such lesser amount that would result in no portion of the benefits being subject to the excise tax, whichever results in the greater amount of after tax benefits to him.

The summary of Mr. Faerm’s executive employment agreement set forth above does not purport to be complete and is qualified in its entirety by reference to the full text of the executive employment agreement, which is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated by reference herein.

In addition, the Company has entered into its standard form of indemnification agreement with Mr. Faerm. The form indemnification agreement was filed with the Securities and Exchange Commission on December 23, 2004, as Exhibit 10.5 to the Company’s Registration Statement on Form S-1 and is incorporated herein by reference. Mr. Faerm has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended, nor are any such transactions currently proposed. There is no arrangement or understanding between Mr. Faerm or any other person pursuant to which Mr. Faerm was selected as an officer. There are no family relationships between Mr. Faerm and any of the Company’s directors or executive officers.

Increase in Shares Reserved Under Inducement Plan

On May 11, 2024, in connection with the appointment of Mr. Faerm as the Chief Financial Officer of the Company and the approval of his employment agreement, the Board also approved increasing the number of shares of common stock reserved under the Company’s 2021 Inducement Equity Incentive Plan (the “Inducement Plan”) by 1,200,000 shares, to a new total of 3,575,000 shares of common stock. As previously disclosed, the Board adopted the Inducement Plan without stockholder approval pursuant to Rule 5635(c)(4) and Rule 5635(c)(3) of the Nasdaq Listing Rules. In accordance with Rule 5635(c)(4) of the NASDAQ Listing Rules, awards under the Inducement Plan may only be made to individuals not previously employees or non-employee directors of the Company (or following such individuals’ bona fide period of non-employment with the Company), as an inducement material to the individuals’ entry into employment with the Company or in connection with a merger or acquisition, to the extent permitted by Rule 5635(c)(3) of the NASDAQ Listing Rules.

Item 7.01. Regulation FD Disclosure.

On May 14, 2024, the Company issued a press release announcing the appointment of Mr. Faerm as the Company’s Chief Financial Officer. A copy of the press release is furnished herewith as Exhibit 99.1.

The information set forth under this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Employment Agreement by and between the Company and Michael Faerm, dated as of May 11, 2024
99.1	Press Release, dated May 14, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Viracta Therapeutics, Inc

Date:	May 14, 2024	By:	/s/ Mark Rothera
Mark Rothera President and Chief Executive Officer